GreenSky, Inc. Reports First Quarter 2019 Financial Results

Transaction Volume up 20% to $1.2 Billion
Net Income of $7.4 Million; Adjusted EBITDA of $18.7 Million
Diluted EPS of $0.05
Fiscal 2019 Guidance Reaffirmed

Atlanta, May 7, 2019, GreenSky, Inc. (“GreenSky” or the “Company”) (NASDAQ: GSKY), a leading financial technology company Powering Commerce at the Point of SaleSM, reported financial results today for the three months ended March 31, 2019.

"We are off to a solid start in 2019. Our first quarter operating results, which were in line with our seasonal expectations, demonstrate strong demand and a deep competitive moat," said David Zalik, Chairman and CEO of GreenSky. "Our momentum has continued nicely into the second quarter, and we continue to have confidence in our full year plan of top-line revenue growth with strong profitability, supported by more than ample liquidity. We will continue to take an aggressive approach to investing in innovation, leveraging our expense infrastructure with a continued emphasis upon increasing shareholder value."

First Quarter Financial Highlights:

•
Transaction Volume and Transaction Fee Rate: First quarter transaction volume increased 20% over the prior year to $1.2 billion. The average transaction fee rate was 6.8% in the first quarter, compared to 6.9% the prior year.

•	Revenue: First quarter revenue grew 22% over the prior year to $103.7 million from $85.3 million.

•
Net Income and Pro Forma Net Income (1): GAAP Net Income for the first quarter of 2019 was $7.4 million or $0.05 per diluted share. First quarter Pro Forma Net Income was $6.5 million, which reflected incremental pro forma tax expense assuming all of our noncontrolling interests were subject to corporate income taxation at our full year expected tax rate of 19.25%.

•
Adjusted EBITDA and Adjusted EBITDA Margin (1): First quarter Adjusted EBITDA was $18.7 million and 18% of revenue compared to $27.5 million and 32% of revenue for the first quarter of 2018. Consistent with the Company’s expectations, the combination of investing in the growth of its elective healthcare vertical, the lag effect of higher APR originations (which will translate into higher incentive payments in the second half of 2019 and into 2020), continued investment in sales and technology, as well as the higher costs of being a public company served to offset revenue growth in the first quarter.  Notwithstanding first quarter seasonality, the Company expects full year Adjusted EBITDA margin of approximately 40%.

•	Bank Partner Commitments: As of March 31, 2019, the Company had aggregate commitments of $11.8 billion from its nine Bank Partners, $4.5 billion of which were unused.

•	Liquidity: As of March 31, 2019, the Company had unrestricted cash of $268 million, in addition to an unused $100 million working capital line of credit available.

Key business metrics:

	Three Months Ended March 31,
	2019	2018	Growth
Active Merchants (at end of period)	15,745	12,231	29%
Transaction Volume ($ millions)	$1,242	$1,033	20%
Loan Servicing Portfolio ($ millions)(2)	$7,612	$5,693	34%
Cumulative Consumer Accounts (in thousands)	2,415	1,709	41%
Origination Productivity Index(3)	21.9%	21.9%	n/m
__________________________

(1)	Pro Forma Net Income and Adjusted EBITDA are non-GAAP measures. Refer to “Non-GAAP Financial Measures” for important additional information.

(2)	The average loan servicing portfolio for the three months ended March 31, 2019 and 2018 was $7,477 million and $5,541 million, respectively.

(3)
This index captures projected future gross cash flows related to the respective period's originations, expressed as a percentage of the period's originations. Refer to the First Quarter 2019 Earnings Presentation for additional information.

Business update:

•
American Express Alliance: Over 3,600 merchants have been referred to GreenSky for enrollment evaluation since the American Express alliance launched in early September 2018. The program was extended to include elective healthcare in February 2019.

•
Sponsor Relationships: In the first quarter, the Company signed key sponsor relationships with a field services software company, a dental practice management software company, and an HVAC home services software enterprise, whereby the GreenSky financing platform will be integrated into the Sponsors' software offerings to provide seamless promotional payment options to prospective consumer borrowers.

•
Share Repurchases: During the first quarter of 2019, the Company repurchased approximately 4.3 million shares of its Class A common stock at a cost of $50.9 million under the Company's Board-approved $150 million share repurchase program. From March 31, 2019 through April 30, 2019, the Company repurchased an additional 0.1 million shares at an incremental cost of $1.3 million. Since announcing the share repurchase program, the Company has repurchased 9.1 million shares of its Class A common stock at a cost of $96.1 million.

2019 Financial Guidance:

Based on the Company's first quarter 2019 performance, its fiscal 2019 planning and current market conditions, GreenSky reaffirms the fiscal 2019 guidance that it issued on March 5, 2019 and, in that regard, expects to achieve the following during fiscal 2019:

•	Transaction Volume to increase 27% to 35% over fiscal 2018 to between $6.4 and $6.8 billion.

•	Revenue to grow between 30% and 38% over fiscal 2018 to between $538 and $572 million.

•	Pro Forma Net Income to grow between 17% and 28% over fiscal 2018 to between $128 and $140 million using an assumed 19.25% effective tax rate (previously 21.5%).

•	Adjusted EBITDA to grow between 22% and 31% over fiscal 2018 to between $210 and $225 million.

•	Average fully diluted shares outstanding in fiscal 2019 of approximately 184 million (previously 185 million).

Conference call and webcast:

As previously announced, the Company’s management will host a conference call to discuss first quarter 2019 results at 8:00 a.m. EST today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the Company's Investor Relations website at http://investors.greensky.com. A replay of the webcast will be available within 2 hours of the completion of the call and will be archived at the same location for one year.

About GreenSky, Inc.

GreenSky, Inc. (NASDAQ: GSKY) is a leading technology company Powering Commerce at the Point of SaleSM for a growing ecosystem of merchants, consumers and banks. Our highly scalable, proprietary technology platform enables nearly 16,000 merchants to offer frictionless promotional payment options to consumers, driving increased sales volume and accelerated cash flow. Banks leverage GreenSky’s technology to provide loans to super-prime and prime consumers nationwide. Since our inception, over 2.4 million consumers have financed over $17 billion of commerce using our paperless, real time “apply and buy” technology. GreenSky is headquartered in Atlanta, Georgia. For more information, visit https://www.greensky.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance; transaction volume, profitability; 2019 financial guidance; demand for our products; and launch of new products. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission and include, but are not limited to, risks related to our ability to retain existing, and attract new, merchants and Bank Partners; our future financial performance, including trends in revenue, cost of revenue, gross profit or gross margin, operating expenses, and free cash flow; changes in market interest rates; increases in loan delinquencies; our ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in our products and services; and our ability to compete successfully in highly competitive markets. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted EBITDA and Pro Forma Net Income, which are non-GAAP financial measures provided as supplements to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that Adjusted EBITDA is one of the key financial indicators of our business performance over the long term and provides useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that this methodology for determining Adjusted EBITDA can provide useful supplemental information to help investors better understand the economics of our platform. We believe that Pro Forma Net Income is a useful measure because it makes our results more directly comparable to public companies that have the vast majority of their earnings subject to corporate income taxation. We are presenting these non-GAAP measures to assist investors in evaluating our financial performance and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

These non‑GAAP measures are presented for supplemental informational purposes only. These non‑GAAP measures have limitations as analytical tools and should not be considered in isolation from, or as substitutes for, the analysis of other GAAP financial measures, such as net income. The non‑GAAP measures GreenSky uses may differ from the non-GAAP measures used by other companies. A reconciliation of each of the foregoing non-GAAP financial measures to the most directly comparable GAAP financial measure is provided below for each of the fiscal periods indicated.

Contacts:
Investor Relations
Rebecca Gardy
404-334-7334
Rebecca.gardy@greensky.com

Media
Julia Sahin, Edelman
212.738.6131
media@greensky.com

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GreenSky, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands, except share data)

	March 31, 2019	December 31, 2018

Assets
Cash and cash equivalents	$267,798	$303,390
Restricted cash	174,860	155,109
Loan receivables held for sale, net	1,999	2,876
Accounts receivable, net	18,073	15,400
Related party receivables	125	142
Property, equipment and software, net	12,156	10,232
Operating lease right-of-use assets	10,657	—
Deferred tax assets, net	337,758	306,979
Other assets	9,299	8,777
Total assets	$832,725	$802,905

Liabilities and Equity (Deficit)
Liabilities
Accounts payable	$19,764	$5,357
Accrued compensation and benefits	3,032	8,484
Other accrued expenses	2,239	1,015
Finance charge reversal liability	149,598	138,589
Term loan	386,243	386,822
Tax receivable agreement liability	286,557	260,901
Related party liabilities	825	825
Operating lease liabilities	13,325	—
Other liabilities	44,402	35,677
Total liabilities	905,985	837,670

Commitments, Contingencies and Guarantees

Equity (Deficit)
Class A common stock, par value $0.01 and 71,170,387 shares issued and 62,151,547 shares outstanding at March 31, 2019 and 59,197,863 shares issued and 54,504,902 shares outstanding at December 31, 2018	711	591
Class B common stock, par value $0.001 and 119,187,862 and 128,549,555 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	119	129
Additional paid-in capital	80,543	44,524
Retained earnings	27,030	24,218
Treasury stock	(94,828)	(43,878)
Noncontrolling interest	(86,835)	(60,349)
Total equity (deficit)	(73,260)	(34,765)
Total liabilities and equity (deficit)	$832,725	$802,905

GreenSky, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue
Transaction fees	$84,048	$70,940
Servicing and other	19,652	14,386
Total revenue	103,700	85,326
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	58,037	36,130
Compensation and benefits	19,633	16,343
Sales and marketing	1,203	828
Property, office and technology	4,414	2,722
Depreciation and amortization	1,467	970
General and administrative	6,922	4,173
Related party expenses	536	583
Total costs and expenses	92,212	61,749
Operating profit	11,488	23,577
Other income/(expense), net
Interest and dividend income	1,596	1,320
Interest expense	(6,243)	(5,591)
Other gains/(losses)	(35)	(702)
Total other income/(expense), net	(4,682)	(4,973)
Income before income tax expense/(benefit)	6,806	18,604
Income tax expense/(benefit)	(595)	—
Net income	$7,401	$18,604
Less: Net income attributable to noncontrolling interests	4,502	N/A
Net income attributable to GreenSky, Inc.	$2,899	N/A

Earnings per share of Class A common stock(1)
Basic	$0.05	N/A
Diluted	$0.05	N/A

(1)    Basic and diluted earnings per share of Class A common stock are not applicable prior to the initial public offering and related Reorganization Transactions.

GreenSky, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$7,401	$18,604
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,467	970
Share-based compensation expense	2,665	1,001
Equity-based payments to non-employees	3	4
Operating lease liability payments	(145)	(94)
Amortization of debt related costs	421	417
Fair value change in assets and liabilities	181	116
Original issuance discount on term loan payment	(10)	—
Deferred tax expense/(benefit)	(595)	—
Changes in assets and liabilities:
(Increase)/decrease in loan receivables held for sale	878	6,315
(Increase)/decrease in accounts receivable	(2,672)	991
(Increase)/decrease in related party receivables	17	60
(Increase)/decrease in other assets	(273)	(177)
Increase/(decrease) in accounts payable	14,713	5,005
Increase/(decrease) in finance charge reversal liability	11,009	6,765
Increase/(decrease) in related party liabilities	—	(76)
Increase/(decrease) in other liabilities	8,395	(4,353)
Net cash provided by operating activities	43,455	35,548

Cash flows from investing activities
Purchases of property, equipment and software	(3,391)	(792)
Net cash used in investing activities	(3,391)	(792)

Cash flows from financing activities
Proceeds from term loan	—	399,000
Repayments of term loan	(990)	(349,125)
Member distributions	(2,724)	(19,259)
Purchases of treasury stock	(51,047)	—
Payment of equity transaction expenses	—	(32)
Payment of taxes on Class B common stock exchanges	(742)	—
Proceeds from option exercises	174	—
Payment of option exercise taxes	(576)	—
Net cash provided by/(used in) financing activities	(55,905)	30,584

Net increase/(decrease) in cash and cash equivalents and restricted cash	(15,841)	65,340
Cash and cash equivalents and restricted cash at beginning of period	458,499	353,838
Cash and cash equivalents and restricted cash at end of period	$442,658	$419,178

Supplemental non-cash financing activities
Equity transaction costs accrued but not paid	$—	$82
Distributions accrued but not paid	8,247	12,024
Treasury stock traded but not settled	1,934	—

Reconciliation of Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Net income	$7,401	$18,604
Interest expense	6,243	5,591
Tax expense/(benefit)(1)	(498)	66
Depreciation and amortization	1,467	970
Equity-related expense(2)	2,668	1,005
Fair value change in servicing liabilities(3)	181	116
Transaction expenses(4)	—	1,123
Non-recurring expenses(5)	1,216	—
Adjusted EBITDA	$18,678	$27,475
(1) Includes both corporate and non-corporate tax expense/(benefit). Non-corporate tax expense is included within general and administrative expenses in our Unaudited Condensed Consolidated Statements of Operations. Prior to the IPO and Reorganization Transactions, we did not have any corporate income taxes.
(2) Includes equity-based compensation to employees and directors, as well as equity-based payments to non-employees.
(3) Includes the non-cash impact of the initial recognition of servicing liabilities and subsequent fair value changes in such servicing liabilities during the periods presented.

(4)	For the first three months of 2018, includes certain costs, such as legal and debt arrangement costs, related to our March 2018 term loan upsizing.

(5)
For the first three months of 2019, includes the following: (i) legal fees associated with IPO related litigation of $435 thousand, (ii) one-time tax compliance fees related to filing the final tax return for the Former Corporate Investors associated with the Reorganization Transactions of $160 thousand, and (iii) lien filing expenses related to certain Bank Partner solar loans of $621 thousand.

Reconciliation of Pro Forma Net Income
(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Net income	$7,401	$18,604
Transaction expenses(1)	—	1,123
Non-recurring expenses(2)	1,216	—
Incremental pro forma tax expense(3)	(2,139)	(4,401)
Pro Forma Net Income	$6,478	$15,326
(1) For the first three months of 2018, includes certain costs, such as legal and debt arrangement costs, related to our March 2018 term loan upsizing.
(2) For the first three months of 2019, includes the following: (i) legal fees associated with IPO related litigation of $435 thousand (ii) one-time tax compliance fees related to filing the final tax return for the Former Corporate Investors associated with the Reorganization Transactions of $160 thousand, and (iii) lien filing expenses related to certain Bank Partner solar loans of $621 thousand.
(3) Represents the incremental tax effect on net income, adjusted for non-recurring transaction and other expenses, assuming that all consolidated net income was subject to corporate taxation assuming a full year effective tax rate of 19.25% for March 31, 2019 and 22.3% for March 31, 2018.